Exhibit 99.1

Inogen Expands Its Respiratory Product Portfolio with Acquisition of Physio-Assist

Acquisition Enables Evolution to a Global Respiratory Care Company by Adding a Sizable, Growing and Underserved Airway Clearance Market Opportunity

Inogen Provides Preliminary, Unaudited Second Quarter Financial Update

Inogen to Announce Second Quarter Financial Results on August 7, 2023

GOLETA, Calif., July 13, 2023 - Inogen, Inc. (Nasdaq: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced that the company has entered into a definitive agreement to purchase Physio-Assist SAS, a privately-held company headquartered in France.

Physio-Assist developed and manufactures Simeox, a technology-enabled airway clearance device with a proven efficacy and safety profile, currently used outside of the United States, to treat a condition in the lungs known as bronchiectasis, where the lung’s bronchi become damaged and widened, that is often present in cystic fibrosis and chronic obstructive pulmonary disease. Simeox is used in pulmonary rehabilitation centers, as well as at home. Simeox has been cleared under CE mark in the EU and is currently being sold in Europe, Asia, and the Middle East.

“This acquisition aligns with our strategy to diversify our portfolio to globally improve patient lives through respiratory care, said Nabil Shabshab, President and Chief Executive Officer of Inogen, “Simeox imminently expands our product offering in EMEA, and potentially in the US to serve COPD and other chronic disease patients who suffer from bronchiectasis with an innovative, non-invasive, and next generation airway clearance solution. We believe this is a compelling transaction, as it expands our addressable market opportunity, enhances our long-term growth and profitability, and is expected to generate an attractive return on investment.”

“I am very excited about Physio-Assist becoming a part of the Inogen organization and view this as a significant milestone in the journey to scale the Simeox differentiated product offerings globally in service of bronchiectasis and cystic fibrosis patients with unmet needs, said Adrien Mithalal, Chief Executive Officer of Physio-Assist.”

Strategic Rationale

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Aligns with Inogen’s strategy to diversify its portfolio and expand market opportunities imminently in the rest of the world and potentially in the US.
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Aligns with Inogen’s long-term financial goals.
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Leverages Inogen’s commercial infrastructure and capabilities.
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Provides a differentiated and clinically proven innovative airway clearance technology with capital sales and desirable recurring revenue from disposables.

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Provides access potentially to a large growing bronchiectasis market opportunity with 400,000 to 490,000 patients in the US upon regulatory clearance.

Financial Details

Inogen will pay approximately $32 million in cash net of debt payable at closing, plus potential future cash performance-based milestone payments based on achievement of goals related to FDA clearance of the device. The total consideration, if all milestones are achieved, will not exceed $45 million. The amount of the performance-based milestones may also be adjusted net of related development costs.

In 2023, the acquisition is expected to be immaterial to Inogen’s revenue and immediately accretive to gross margin. Given the clinical and commercial investment required to obtain FDA clearance and launch Simeox in the US, the transaction is expected to be accretive to adjusted earnings beginning in 2027.

The transaction, which has been approved by the Board of Directors of Inogen and Physio-Assist, is subject to the satisfaction of customary closing conditions, including Foreign Investment Authority approval from the French Ministry of Economy. The transaction is expected to close in the fourth quarter of 2023.

In connection with the acquisition and to facilitate the operations of Physio-Assist between signing and expected close of the transaction, Inogen will be providing Physio-Assist a short-term loan in the amount of up to $500,000. Upon close, assuming the full $500,000 has been drawn, $250,000 will be used to reduce the purchase price and $250,000 will be forgiven.

Preliminary, Unaudited Second Quarter Financial Update

Inogen estimates preliminary, unaudited total revenue in the second quarter of 2023 to be in the range of $83 million to $84 million. Revenue was lower than expected in U.S and International business-to-business, and lower direct-to consumer revenue despite continued productivity gains. This performance was partially offset by growth in rental revenue reflecting the company’s strategic focus on US prescribers.

These preliminary, unaudited estimates are based solely upon information available to management as of the date of this press release. Inogen’s actual results may differ from these estimates due to the completion of its quarter-end closing procedures, final adjustments and developments that may arise between now and the time its financial results for the quarter ended June 30, 2023, are finalized. In light of these preliminary results, the Company intends to provide updated 2023 guidance on the second quarter earnings call.

Quarterly Conference Call Information

Inogen will issue second quarter 2023 financial results after the market closes on Monday, August 7, 2023. On the same day, the Company will host a conference call at 1:30 p.m. PT / 4:30 p.m. ET.

Individuals interested in listening to the conference call may do so by dialing:

US domestic callers (877) 841-3961

Non-US callers (201) 689-8589

Please reference Inogen to join the call. To listen to a live webcast, please visit the Investor Relations section of Inogen's website at: http://investor.inogen.com/. This webcast will also be archived on the website for 6 months.

A replay of the call will be available approximately three hours after the live webcast ends and will be accessible through August 14, 2023. To access the replay, dial (877) 660-6853 or (201) 612-7415 and reference Conference ID: 13739327.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, visit http://investor.inogen.com/.

About Inogen

Inogen, Inc. (Nasdaq: INGN) is a leading global medical technology company offering innovative respiratory products for use in the homecare setting. Inogen supports patient respiratory care by developing, manufacturing, and marketing innovative best-in-class portable oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions. Inogen partners with patients, prescribers, home medical equipment providers, and distributors to make its oxygen therapy products widely available allowing patients the chance to remain ambulatory while managing the impact of their disease.

For more information, please visit www.inogen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements with respect to the acquisition of Physio-Assist including impact on gross margin, statements related to Inogen’s portfolio diversification, product expansion, addressable market opportunity including potentially in the US, and long term growth and profitability; and statements related to Inogen’s preliminary second quarter 2023 results and intention to provide updated guidance . Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks related to completion of the acquisition and achievement of milestones, and risks arising from the possibility that Inogen will not realize anticipated future financial performance or strategic goals. In addition, Inogen's business is subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the period ended December 31, 2022, and its Quarterly Report on Form 10-Q for the three month period ended March 31, 2023, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Contact:

Agnes Lee

ir@inogen.net